                                                                                    SCHEDULE II
                         VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

                          VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                       For the Years Ended December 31, 1994, 1993 and 1992
                                       Amounts in thousands

          Column A                Column B   Column C    Column D    Column E       Column F
                                             Additions Charged to
                                  Balance at  Costs                                  Balance
                                  Beginning    and        Other                     at End of
          Description             of Period  Expenses    Accounts   Deductions       Period
Reserves deducted from assets to
  which they apply:

          1994
Accrued environmental costs      $19,100    $ 7,833                $   14,066 (1)  $  12,867
Doubtful receivables               7,284      1,001    $       70         112 (2)      8,243
All other (3)                      2,428                                               2,005


          1993
Accrued environmental costs      $26,530    $  (110)               $    7,320 (1)  $  19,100
Doubtful receivables               6,814      1,237                       767 (2)      7,284
All other (3)                      5,078                                               2,428


          1992
Accrued environmental costs      $30,371    $ 3,184                $    7,025 (1)  $  26,530
Doubtful receivables               6,267      1,666                     1,119 (2)      6,814
All other (3)                      5,265                                               5,078

(1) Expenditures on environmental remdiation projects
(2) Write-offs of uncollected accounts and worthless notes, less recoveries
(3) Valuation and qualifying accounts and reserves for which additions, deductions and balances are not individually significant
